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                                                                     EXHIBIT 2.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35383) of Monarch Dental Corporation of our report dated April 23, 1998 on the consolidated financial statements of Valley Forge Dental Associates, Inc. and its subsidiaries as of December 31, 1996 and 1997 and for the period from September 19, 1995 (date of inception) to December 31, 1995 and for each of the two years in the period ended December 31, 1997.




PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
November 11, 1998